UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2019

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 7, 2019, Pulmatrix, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 1,706,484 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $1.465 per share, for gross proceeds of approximately $2.5 million before the deduction of placement agent fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-212546), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2016, and was declared effective by the Commission on August 3, 2016 (the “Registration Statement”), and a related prospectus.

In a concurrent private placement (the “Private Placement”), the Company agreed to issue to the Purchasers, for each share of Common Stock purchased in the Offering, a common warrant to purchase one share of Common Stock (the “Common Warrants”). The Common Warrants are exercisable immediately upon issuance and terminate five and one-half years following issuance. The Common Warrants have an exercise price of $1.34 per share and are exercisable to purchase an aggregate of up to 1,706,484 shares of Common Stock. A holder of a Common Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock for a period of 15 days following the closing of the Offering; provided, however, that the foregoing prohibition will terminate in the event the closing bid price of the Common Stock is equal to or greater than $1.95 for two consecutive trading days.

The closing of the Offering and the Private Placement is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or around February 12, 2019. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On January 24, 2019, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering and the Private Placement. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received in the Registered Direct Offering and the Private Placement and a management fee of 1.0% of the gross proceeds received in the Registered Direct Offering and the Private Placement. In addition, the Company has agreed to grant to the Placement Agent warrants to purchase up to 110,922 shares of

Common Stock (the “Placement Agent Warrants”) in a private placement. The terms of the Placement Agent Warrants are substantially the same as the terms of the Common Warrants, except the Placement Agent Warrants will be exercisable for a term of five years from the effective date of the Purchase Agreement and have an exercise price of $1.8313 per share. The Company will also reimburse the Placement Agent $25,000 for its non-accountable expenses, legal fees of the Placement Agent up to $60,000 and $10,000 for clearing expenses.

Neither the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) will be registered under the Securities Act or any state securities laws. The Placement Agent Warrants and the Placement Agent Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. The Placement Agent has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Common Warrants and the Placement Agent Warrants, are expected to be approximately $2.15 million. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letter, the form of Purchase Agreement, the form of Common Warrant and the form of Placement Agent Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of Purchase Agreement, the form of Common Warrant and the form of Placement Agent Warrant, which are attached hereto as Exhibits 99.1, 10.1, 4.1, and 4.2 respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and to the Placement Agent Warrants and Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01	Other Events.

On February 8, 2019, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Common Warrant

4.2	Form of Placement Agent Warrant

5.1	Legal Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Employment Letter, dated January 24, 2019, by and between Pulmatrix, Inc. and H.C. Wainwright & Co., LLC

99.2	Press release, dated February 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: February 11, 2019	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer